EXHIBIT 99.1 - Letter from Marden Harrison & Kreuter CPAs P.C.

                     [Marden Harrison & Kreuter Letterhead]

Securities and Exchange Commission
Washington, D.C. 20549

Gentleman:

We were previously principal accountants of Momentum Holdings Corporation and on May 14, 2002, we reported on the condensed financial statements of the Company for the nine months ended March 31, 2002.

Effective May 20,2002, we have resigned from this account due primarily to fee issues. We have not had any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

Very truly yours,

/s/ Marden Harrison & Kreuter
May 20, 2002

            EXHIBIT 99.2 Letter from Marden Harrison & Kreuter CPAs P.C.

                     [Marden Harrison & Kreuter Letterhead]

Securities and Exchange Commission
Washington, D.C. 20549

Gentleman:

We have read Item 4 of the current report on Form 8-K of Momentum Holdings Corporation for June 19, 2002 and we agree with the statements contained therein so far as they relate to our firm.

Very truly yours,

/s/ Marden Harrison & Kreuter
June 19, 2002

            EXHIBIT 99.1 - Letter from Marden Harrison & Kreuter CPAs P.C.

                     [Marden Harrison & Kreuter Letterhead]

Securities and Exchange Commission
Washington, D.C. 20549

Gentleman:

We were previously principal accountants of Momentum Holdings Corporation and on May 14, 2002, we reported on the condensed financial statements of the Company for the nine months ended March 31, 2002.

Effective May 20,2002, we have resigned from this account due primarily to fee issues. We have not had any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

Very truly yours,

/s/ Marden Harrison & Kreuter
May 20, 2002